MEMORANDUM OF UNDERSTANDING ON COOPERATION OF SERVICES


         This MEMORANDUM OF UNDERSTANDING ON COOPERATION of SERVICES Agreement (this "Agreement") is entered into this 1st day of October, 2008 (the "Effective Date") by and between Environmental Service Professionals, Inc., a Nevada corporation ("ESP"), with offices at 1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262, and ConSol, a California corporation, with offices at 7407 Tam O'Shanter Drive, Stockton, California 95210 (the "ConSol"). ESP and ConSol are sometimes referred to herein collectively as the "parties" or individually as a "party."

         This document represents the intentions of the parties, made in good faith, to collaborate on developing ESP to be recognized and promoted as the "premier" home energy rating and green inspection company in California by January 1, 2009.

                                 R E C I T A L S

         Whereas, ESP and ConSol agree that a memorandum will provide the program structure and basis for implementing and expanding their presence within both the residential inspection industry and the real estate, mortgage banking, and building industry.

         Whereas, ESP and ConSol agree that the key to risk mitigation for industry stakeholders and peace of mind for consumers is the early detection of potential indoor environmental hazards.

         Whereas, ESP and ConSol commit to jointly promote positive environmental and energy solutions for homeowners nationwide, as well as regulatory, legislative and public policy positions that support the same. The parties agree that these programs will have a positive impact on both the economic and physical well being of our joint clients.

         Whereas, ESP has developed the EcoCheck Inspection(TM) system to provide a standardized report analysis that include functional, environmental and insurance assessments on either new or existing residential and commercial buildings.

         Whereas, ESP has developed the Healthy Home Assurance Certification(TM) ("HAC") and the pro-active comprehensive pre-paid subscription based annual maintenance program called the Healthy Living Maintenance Program(TM) ("HLMP") for both new and existing construction.

         Whereas, ESP has developed various software applications including InspectVue(TM) Report-Writers which utilize ESP's Porter Valley Software Inspection Platform(TM) as its underlying technology to accumulate and record specific and unique data on every building inspected. These applications are the core component of the standardized on-line and automated procedural protocols, including but not limited to new energy inspection requirements which have been designed specifically to support ESP's Certified Environmental Home Inspectors(TM) ("CEHI") conducting the EcoCheck and HLMP services.

         Whereas, ConSol has been providing energy solutions for production builders since 1981 and promoting business practices that respect both the earth and the environment. ConSol assists in increasing builders' profitability while reducing builders' risks by providing: energy code compliance; mechanical engineering design services and utilizing the ComfortWise(R) family of products including, ComfortWise(R) and ComfortWise(R) Green.

         Whereas, ConSol's consulting department offers solutions that integrate emerging technologies into current mainstream building practices.

         NOW, THEREFORE, in consideration of the recitals stated above, the representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby

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acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1) ESP to prepare and release a mutually agreed to press release announcing the MOU and that the parties' relationship is to provide value to a property and mitigates risk for the insurance, mortgage banking, building, real estate, and property management industries by reducing claims, instilling confidence in property safety, and promoting a positive green image by utilizing the EcoCheck and HLMP.

         2) ESP and ConSol to negotiate a separate agreement for ConSol to provide consulting services for the California market to:

         a. Enhance the EcoCheck system to include energy ratings for new, existing and alterations that meet current and near-future regulations.
         b. Enhance ESP's current training curriculum to include certified and yet to be developed basic energy ratings.
         c. To assist in coordinating a program for the training and certification of CEHIs.

         3) ESP and ConSol to negotiate a affinity agreement regarding the Healthy Living Maintenance Program(TM) ("HLMP") Ten Year Annual Inspection Program.

         4) IN 2009 ESP and ConSol to negotiate a separate agreement for ConSol to provide consulting services for the national market to:

         a.       Expand EcoCheck system to national markets.
         b.       Expand ESP's training curriculum nationally.
         c. To assist in coordinating national programs for the training, certification and quality assurance of CEHIs.

         THE PARTIES: This MOU is by and between ConSol and ESP. Neither party is an agent of the other, nor empowered to enter into any agreements or obligations on behalf of the other, and each party agrees not to represent anything to the contrary to any third party.

         VISIBILITY ON WEBSITES: The parties will each provide referral links for the other on their respective WEB Sites.

         MARKETING GUIDELINES. Advertising, Promotions, PR, and the Safeguarding of Intellectual Property Rights (IP): Any use of trademarks, trade names, brand names, copyrighted materials, logos, mailing lists or other intellectual properties of either ESP or ConSol by the other, for example in advertising, promotions, published articles, press releases, training materials or the internet, needs to be consistent with the guidelines for use established by the party owning the IP, and the use should be communicated to the party owning the intellectual property, and approved in advance. When using ConSol's IP, coordinate through ConSol's Marketing Manager. Any use of ConSol's IP must comply with the guidelines and standards for use available from ConSol's Marketing Manager.

         Any copyrighted training course materials developed and owned by ESP based on this MOU may not be provided for training use to other third parties by ConSol without ESP's written permission. Notwithstanding the above, ESP and ConSol agree that any of ConSol's information, literature, graphics, copyrighted materials, content or other intellectual properties which may be included in, or referenced by, ESP's courses may not be provided for training use to other third parties by ESP without ConSol's written permission.

         MUTUAL INDEMNIFICATION: Parties agree to indemnify and hold harmless the other, and their officers, directors, employees, shareholders, agents, successors and assigns from and against all legal claims and losses of any kind, arising in favor of a third party in connection with any actual or alleged defect related to the training or services provided by ESP or its subsidiaries or ConSol under this MOU.

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

         SCOPE OF AGREEMENT: This MOU constitutes the entire agreement between the parties. The invalidity or unenforceability, in whole or in part, of any provision, term or condition herein shall not invalidate or otherwise affect the enforceability of the remainder of these provisions, terms and conditions.

         TERM OF CONTRACT: The term of this MOU is for the period of 3 years and will be reviewed and renewed each year thereafter upon the anniversary date.


         Agreed to by each of:


ENVIRONMENTAL SERVICES                  CONSOL
PROFESSIONALS, INC.




By:    /s/Edward L. Torres              By:    /s/Michael G. Hodgson
       --------------------------              ---------------------------------

Name:  Edward L. Torres                 Name:  Michael G. Hodgson
       --------------------------              ---------------------------------

Title: President & CEO                  Title: President
       --------------------------              ---------------------------------

Date:  October 14, 2008                 Date:  October 14, 2008
       --------------------------              ---------------------------------


; and



By:    /s/Lyle A. Watkins
       --------------------------

Name:  Lyle A. Watkins
       --------------------------

Title: Corporate Secretary
       --------------------------

Date:  October 14, 2008
       --------------------------






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